Exhibit 99.1

Earthstone Energy, Inc. and Bold Energy III LLC
Provide Operations Updates and Announce Combined 2017 Guidance

Earthstone Announces 2016 Exit Production of 5,225 Boepd

Bold Announces 2016 Exit Production of 3,340 Boepd

One Rig Operated Midland Basin 2017 Development Program
with a Second Rig to be Deployed in the Fourth Quarter of 2017

The Woodlands, Texas, February 13, 2017 – Earthstone Energy, Inc. (NYSE MKT: ESTE) (“Earthstone”) and Bold Energy III LLC (“Bold”), a portfolio company of EnCap Investments L.P. (“EnCap”), today provided operations updates and combined 2017 guidance.

December Combined Production

Earthstone’s average daily production for December 2016 was approximately 5,225 barrels of oil equivalent per day (“Boepd”) (65% oil, 77% liquids) and Bold’s average daily production for December 2016 production was approximately 3,340 Boepd (71% oil, 87% liquids).

Bold Operations Update – Midland Basin, Texas (Operated)

Bold brought on-line nine gross (6.4 net) horizontal Wolfcamp A, Wolfcamp B, and Lower Spraberry wells between August 2016 and January 2017.  On average, these wells had 6,893 foot laterals, were completed with 43 stages (163 foot stage spacing) and 2,220 pounds of proppant per foot, which is consistent with its previously described Gen IV completion design.  The highlights of Bold’s recent well results are as follows:

•

Average peak 30-day initial production (“IP”) rate of 966 Boepd (86% oil), or 156 Boepd per 1,000 feet of lateral, on eight wells that produced at least 30 days. Bold has an average 67.4% working interest in these wells.

•

Bold’s most recent well, the WTG 5-234 #1HM (100% working interest) in southeast Reagan County was brought on-line in January 2017 and had a peak 27-day IP of approximately 1,557 Boepd (87% oil), or 167 Boepd per 1,000 feet of lateral.

•	Average gross drill and complete costs for these wells were approximately $5.3 million per well, or approximately $5.6 million to $5.7 million per well when normalized to a 7,500 foot lateral.
•

December average production was 27% higher than the previously announced exit rate of 2,640 Boepd due to better than forecasted well performance and the acceleration of completions on Bold’s most recent three wells in Midland and Upton Counties, Texas.

Additional commentary on Bold’s recent results by operational area are as follows:

•

Southeast Reagan County:  The recently completed WTG 5-234 #1HM (9,332 foot lateral) utilized the enhanced completion design and was Bold’s first well on this acreage since October 2014.  Based on early production of 27 days and normalized to a 7,500 foot lateral, this well is significantly outperforming Bold’s 700 MBoe type curve (71% oil) for its SE Reagan area.

•

Midland County:  Bold recently drilled and completed four gross horizontal wells in Midland County, comprising of two Wolfcamp B wells, one Wolfcamp A well, and one Lower Spraberry well. When normalized to 7,500 foot laterals, these wells had an average peak 30-day IP of 1,164 Boepd, or 155 Boepd per 1,000 feet of lateral. The Hamman 45 #1HM (70% working interest) began producing from the Wolfcamp B in August 2016 and is significantly outperforming Bold’s 1,000 MBoe type curve, with production of approximately 134 MBoe (85% oil) through its first 150 days of production.  The Hamman 45 #3LS, Bold’s first Lower Spraberry well, had a relatively lower 30-day IP of 775 Boepd, or 129 Boepd per 1,000 feet of lateral (89% oil), yet, similar to other Lower Spraberry wells, is exhibiting a shallower decline compared to typical Wolfcamp wells in Midland County.

•

West Reagan / Upton Counties:  Bold recently drilled and completed two gross horizontal Wolfcamp Lower B wells in Upton County using its current Gen IV completion design.  When normalized to 7,500 foot laterals, these wells had an average peak 30-day IP of 1,688 Boepd, or 225 Boepd per 1,000 feet of lateral, and on average are significantly outperforming Bold’s 850 MBoe type curve in this area.

•

Central Reagan County:  Bold recently drilled and completed two gross horizontal wells in its Central Reagan area, including the Texaco-Parish Unit 3 #1HM (50% working interest) producing from the Wolfcamp Upper B and the Texaco-Parish Unit 4 #1HU (62% working interest) producing from the Wolfcamp A.  Using the current Gen IV completion design, the Texaco-Parish Unit 3 #1HM had a similar peak 30-day IP to prior wells completed in 2015 but has exhibited a much lower decline rate, resulting in a 21% improvement in cumulative production over the first 80 days. Also, using the current Gen IV completion design, the Texaco-Parish Unit 4 #1HU reached peak production after 50 days on-line and has remained relatively constant over the last 40 days of production, resulting in a recent peak 30-day IP of 645 Boepd (82% oil). This peak 30-day IP is approximately 30% higher and cumulative production after 80 days is 27% higher than its comparable Gen III well. On average, the Texaco-Parish wells are tracking Bold’s 800 MBoe type curve for Central Reagan County but may ultimately outperform due to a lower indicated decline rate to-date.

Bold is currently completing two gross (1.0 net) wells and has an additional seven gross (5.9 net) wells waiting to be completed which it intends to bring on-line between February 2017 and April 2017.  Bold just released its drilling rig and is expected to resume drilling in April 2017.

Assuming closing of Earthstone’s acquisition of Bold, Earthstone intends to maintain a one rig program during 2017, with current plans to add a second rig toward the end of the fourth quarter of 2017.  From April 2017 through December 2017, it is estimated that 14 gross / 11.7 net wells will be drilled and 14 gross / 10.7 net wells will be brought on-line during the year for an estimated capital cost of approximately $70 million.  These capital costs incorporate recent completion cost increases and revised well cost guidance ranging from $6.3 million to $6.7 million for a 7,500 foot lateral.

Earthstone Operations Update – Midland Basin (Non-Operated)

The Tubb A #1HA well (40% working interest) in Howard County, Texas, was brought on-line in early November 2016.  This well has a completed lateral length of 9,877 feet with 66 stages that were frac’d with 2,000 pounds per foot of proppant.  The well flowed naturally for the first 43 days and was subsequently put on electric submersible pump.  Cumulative production has totaled approximately 90 MBoe (87% oil) with an average daily rate of 1,082 Boepd over its first 83 days. The total gross cost was approximately $6.5 million.

We are awaiting further details from the operator on its horizontal development plans for 2017.  For the purposes of planning and preliminary guidance, we are currently budgeting for four gross (1.6 net) wells to be spudded and two gross (0.8 net) wells to be completed in 2017.

Earthstone Operations Update – Eagle Ford (Operated)

During the fourth quarter of 2016, Earthstone brought 12 gross (5.3 net) wells on-line. These wells were previously drilled but uncompleted. Specifically, in October 2016, Earthstone brought four gross (1.3 net) wells on-line within its Boggs Unit in Karnes County, Texas.  On average, these wells achieved a peak 30-day IP of 600 Boepd (93% oil), had 6,300 foot laterals, were completed with 32 stages (200 foot stage spacing) and 2,300 pounds of proppant per foot.  All four wells are still flowing on 16/64-18/64 chokes with current average production of 365 Boepd. These four wells are on track to exceed our target of 50 Boe/foot of estimated ultimate recovery (“EUR”).  Also in October 2016, Earthstone brought on-line two gross (1.0 net) wells within its Flatonia Townsite Unit in Fayette County, Texas.  These wells were frac’d utilizing slick water, which was our first such completion design for this area.  On average, these wells achieved a peak 30-day IP of 550 Boepd (87% oil), had 5,135 foot laterals, were completed with 18 stages (285 foot stage spacing) and 1,800 pounds of proppant per foot.  Both wells are still flowing on 18/64 chokes and average 279 Boepd. These wells are on track with our target of 50 Boe/foot of EUR.

At the end of December 2016, Earthstone brought on-line six gross (3.0 net) wells in Fayette County, including three (1.5 net) wells within its Rumley Unit and three (1.5 net) wells within its Hope Unit.  On average, these wells achieved a peak 30-day IP of 230 Boepd (94% oil), had 7,000 foot laterals, were completed with 29 stages (240 foot stage spacing) and 1,610 pounds of proppant per foot.  These wells are still flowing on 12/64-18/64 chokes with oil cuts averaging 43%, which suggests that higher oil rates are likely as a large amount of water continues to be produced.  These six wells were drilled in existing producing units, and, therefore, they were expected to have lower peak rates compared to the initial wells in the unit.

Earthstone plans to re-establish its Eagle Ford drilling program in April 2017 by drilling and completing 11 gross (4.4 net) wells over the course of 2017.  Estimated costs for a 7,000 foot lateral well are expected to be $6.3 million while such costs for a 5,300 foot lateral well are expected to be $5.4 million. Earthstone is currently budgeting $23 million for these activities in 2017.

2017 Guidance

The following preliminary guidance is predicated on the assumption that closing of the pending Bold transaction will occur in late April 2017 and is also conditioned upon timely and successful integration of operations. Further, our preliminary guidance disclosed herein is subject to potentially significant change due to commodity prices, service and equipment costs, continued results of drilling and completion activities, the actual closing date of the pending transaction and general industry conditions.  While the Operated Midland Basin capital expenditure estimate only reflects a one-rig program on Bold’s acreage position, Earthstone currently plans to deploy a second rig late in 2017 to further accelerate drilling and completion activities on Bold’s acreage. We expect to issue updated guidance at closing.

Capital Expenditures	$ millions (Net)	Number of Gross / Net Wells Spudded	Number of Gross / Net Wells On Line
Drilling and Completion:
Operated Midland Basin	70.0	14 / 11.7	14 / 10.7
Non-Operated Midland Basin	11.0	4 / 1.6	2 / 0.8
Operated Eagle Ford	23.0	11 / 4.4	11 / 4.4
Non-Operated Bakken	7.0	12 / 0.5	25 / 1.1
Non-Operated Midland Basin Vertical Wells	4.0	8 / 3.7	5 / 2.2
Land / Infrastructure	15.0
Total	130.0

2017 Estimated Exit Rate (Boepd)	10,500 – 11,500
2017 Average Production (Boepd)	8,000 – 8,500
% Oil	63%
% Gas	20%
% NGL	17%
Operating Costs
Lease Operating and Workover ($/Boe)	7.00 – 7.50
Production Taxes ($/Boe)	2.25 – 2.50
Cash G&A ($mm)	5.50 – 6.00

DD&A ($/Boe)	17.00 – 19.00

Note: Guidance is forward-looking information that is subject to a number of risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Earthstone Management Comments

Frank A. Lodzinski, President and CEO of Earthstone, commented, "We are excited about the impressive results of Bold’s completion activities using their Gen IV completion design and recognize the considerable efforts and capability of the Bold team.  We believe we will continue to capture benefits from current and on-going improvements in completion techniques.  In particular, the significant performance of the WTG 5-234 #1HM—located in the southeast corner of Reagan County—validates our technical analysis.  As previously mentioned, this transaction is transformative for Earthstone and Bold and will allow our collective stakeholders to enjoy the benefits of a much larger company. With this combination, Earthstone’s strategic focus is directed toward further building our operated asset base in the Midland Basin.  Our Eagle Ford and Bakken assets currently provide a strong source of cash flow to support a significant borrowing base and to fund our acquisition and development activities. In anticipation of closing, we have already commenced the process to integrate the operations of the companies.  We intend to continue our growth in the Permian basin via direct leasing, development, and M&A activities”.

Mr. Lodzinski further stated, “The preliminary guidance we are providing is simply an early indication of the direction of our activities and is subject to change. While our capital budget disclosed herein is preliminary, it emphasizes our shift to the Midland Basin, where we intend to run one rig constantly on operated acreage and also drill and complete our non-operated positions. At this time, we are limiting our Eagle Ford drilling and completion activities.  Finally, projected Bakken drilling is optional as most acreage is held by production. We will further refine our capital budget and forecasts and advise the market as we proceed.”

Earthstone Hedging Update

During the fourth quarter of 2016, Earthstone entered into additional hedge transactions associated with its oil and natural gas production for 2017.  For 2017, Earthstone has hedged a total of 600,000 Bbls at an average price of $50.38/Bbl and 1,740,000 MMBtu at average price of $2.997/MMBtu.  For 2018, Earthstone has hedged a total of 270,000 Bbls at an average price of $50.70/Bbl and 600,000 MMBtu at average price of $2.907/MMBtu.

Bold Energy III LLC – Transaction Update

As previously announced on November 8, 2016, Earthstone entered into a definitive agreement whereby it will acquire all of the outstanding membership interests of Bold Energy III LLC (the “Transaction”) in exchange for 36.1 million Class B Earthstone common shares.  The Transaction has been structured in a manner commonly known as an “Up-C” structure. At closing, stockholders of Earthstone and members of Bold are expected to own approximately 39% and 61%, respectively, of the combined company’s then outstanding Class A and Class B common stock on a combined and fully diluted basis.  Management presently estimates the transaction will close in late April 2017.

The current borrowing bases under each of Earthstone’s and Bold’s revolving credit facilities are $80 million and $62.5 million, respectively.  At closing, combined revolving credit facility borrowings are expected to total approximately $60 million.

About Earthstone

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in developing and acquiring oil and gas reserves through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, asset and corporate acquisitions and exploration activities, with its primary assets located in the Midland Basin of west Texas, the Eagle Ford trend of south Texas, and the Williston Basin of North Dakota.  Earthstone is traded on NYSE MKT under the symbol “ESTE.” Information on Earthstone can be found at www.earthstoneenergy.com. Earthstone’s corporate headquarters is located in The Woodlands, Texas.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to obtain stockholder and regulatory approvals of the proposed Transaction; the ability to complete the proposed Transaction on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or Bold; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under Earthstone’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, preliminary proxy statement filed on December 21, 2016, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone and Bold undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Additional Information About the Proposed Transaction

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy.

In connection with the proposed Transaction, Earthstone will file with the SEC and mail to its security holders a proxy statement and other relevant documents. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Earthstone and the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov.

In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com. Investors and security holders may also read and copy any reports, statements and other information filed by Earthstone, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, the documents filed with the SEC by Earthstone can be obtained free of charge from Earthstone’s website at www.earthstoneenergy.com or by contacting Earthstone by mail at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, TX, 77380, or by telephone at 281-298-4246.

Participants in the Solicitation

Earthstone and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Earthstone’s directors and executive officers is available in its proxy statement filed with the SEC by Earthstone on October 4, 2016 in connection with its 2016 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contact

Neil K. Cohen

Vice President, Finance and Treasurer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246